Exhibit 23-b

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2001 except as to Note 17 of the consolidated financial statements, which is as of February 20, 2001, relating to the financial statements and financial statement schedules, which appears in the 2000 Annual Report to Shareholders of Bausch & Lomb Incorporated, which is incorporated by reference in Bausch & Lomb Incorporated's Annual Report on Form 10-K for the year ended December 30, 2000. We also consent to the reference to us under the heading "Update of Interests of Named Experts and Counsel" in such Registration Statement.

We also consent to the incorporation by reference in this Registration Statement of our report dated May 24, 2001 relating to the financial statements, which appears in the Annual Report of The Bausch & Lomb 401(k) Plan, formerly known as the Bausch & Lomb Savings Plus Plan on Form 11-K for the year ended December 30, 2000.

PricewaterhouseCoopers LLP

Rochester, New York

December 20, 2001